Exhibit 23


                                                    PricewaterhouseCoopers LLP
                                                       2400 Eleven Penn Center
                                                 Philadelphia, PA   19103-2962
                                                         Phone: (215) 963-8615
                                                     Facsimile: (215) 963-8824








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Progress Financial Corporation on Forms S-3 (File Nos. 333-43109, 333-48039, 033-58377 and 333-74059) and Forms S-8 (File Nos. 333-06107, 033-58781 and
333-72543) of our report dated January 22, 1999 on our audits of the consolidated financial statements of Progress Financial Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 26, 1999